Exhibit 23.2

CERTIFICATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aegis Communications Group, Inc.

Irving, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-15827) and on Form S-8 (Nos. 333-01131, 333-26451, and 333-66339) of Aegis Communications Group, Inc. of our report dated March 17, 2006, relating to the consolidated 2005 financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia

March 31, 2006